Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2017 Second Quarter Results

Richmond, VA, August 3, 2017-Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $8.5 million for the second quarter of 2017 compared to $6.1 million for the second quarter of 2016. Net income was $14.8 million for the first half of 2017 compared to $11.3 million for the first half of 2016.
Highlights for the second quarter and first six months of 2017 included:

•	13.5% annualized return on equity for the six months ended June 30, 2017

•	Net income of $8.5 million in the second quarter of 2017, an increase of 40.3% over the second quarter of 2016

•	Diluted earnings per share of $0.40 for the second quarter of 2017

•	15.3% growth in gross written premiums to $57.8 million in the second quarter of 2017

•	Underwriting income of $10.7 million in the second quarter of 2017, resulting in a combined ratio of 75.2%

•	33.7% increase in net investment income to $2.4 million in the second quarter of 2017
"Results for the second quarter of 2017 reflected continued strong momentum from the first quarter with written premium growth of 15.3%. In addition, the company delivered a 36.4% increase in underwriting income, which resulted in a 75.2% combined ratio. These results highlight the Kinsale strategy of combining disciplined underwriting with an intense focus on managing costs,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $57.8 million for the three months ended June 30, 2017 compared to $50.1 million for the three months ended June 30, 2016, an increase of 15.3%. Gross written premiums were $110.6 million for the six months ended June 30, 2017 compared to $93.2 million for the six months ended June 30, 2016, an increase of 18.7%. The increase in gross written premiums for the second quarter and the first half of 2017 over the same periods last year was primarily due to growth across most lines of business and was most notable in the small business, construction, energy, product liability, and personal insurance divisions.
For the six months ended June 30, 2016, the Company participated in a quota share reinsurance agreement ("multiple line quota share" or "MLQS") whereby it transferred part of its risk to reinsurers in exchange for a proportion of the gross written premiums on that business. The Company did not renew the MLQS program for the 2017 calendar year. For comparative purposes, an exhibit showing the calculation of underwriting income excluding the effects of the MLQS is included under the "Summary of Operating Results" section below.
Underwriting income was $10.7 million resulting in a combined ratio of 75.2% for the three months ended June 30, 2017, compared to $7.8 million resulting in a combined ratio of 75.3% for same period last year. Underwriting income increased by $2.9 million, or 36.4%, quarter over quarter, which was due primarily to the increase in premiums written and higher net favorable prior year loss reserve development. Net favorable prior year loss reserve development was $3.8 million in the second quarter of 2017 compared to $2.7 million in the second quarter of 2016. Loss and expense ratios were 50.8% and 24.4%, respectively, for the three months ended June 30, 2017 compared to 54.9% and 20.4% for the three months ended June 30, 2016.

Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 52.9% and 25.5% for the three months ended June 30, 2016.
For the six months ended June 30, 2017, underwriting income was $17.7 million resulting in a combined ratio of 78.8% compared to $14.1 million resulting in a combined ratio of 77.4% for same period last year. Loss and expense ratios were 52.7% and 26.1%, respectively, for the six months ended June 30, 2017 compared to 57.0% and 20.4%, respectively, for the six months ended June 30, 2016. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 54.1% and 26.1%, respectively, for the first half of 2016. The increase in underwriting income of 26.0% reflected an increase in premiums written and higher net favorable prior year loss reserve development during the first half of 2017 over the first half of 2016.
See the tables below under "Summary of Operating Results" for a reconciliation of adjusted loss and expense ratios, and "Non-GAAP Financial Measures" for a reconciliation of underwriting income, which are non-GAAP financial measures.
Investment Results
The Company’s net investment income was $2.4 million in the second quarter of 2017 compared to $1.8 million in the second quarter of 2016, an increase of 33.7%. Net investment income was $4.7 million in the first half of 2017 compared to $3.5 million in the first half of 2016. The increase in net investment income was due primarily to the investment of the net proceeds received from the initial public offering in the second half of 2016 and net cash flow from operations. The Company’s investment portfolio had an annualized gross investment return of 2.3% for the six months ended June 30, 2017 compared to 2.1% for the six months ended June 30, 2016. Funds are generally invested conservatively in high quality securities, including government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of “AA.” The weighted average duration of the investment portfolio was 3.4 years at June 30, 2017 and 3.7 years at December 31, 2016. Cash and invested assets totaled $524.8 million at June 30, 2017 compared to $480.3 million at December 31, 2016.
Other
Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s investment portfolio, was $10.7 million for the second quarter of 2017 compared to $8.9 million for the same period in 2016. Total comprehensive income was $18.0 million for the first half of 2017 compared to $16.3 million for the first half of 2016. The change in unrealized gains on investments during the second quarter and first six months of 2017 resulted from higher overall fair values in both the Company's equity and fixed income investments, as the equity markets remained strong and interest rates decreased slightly for longer term fixed maturity securities.
Stockholders' equity increased by 7.5% for the six months ended June 30, 2017 due to higher profits and unrealized investment gains, net of taxes. Stockholders' equity was $226.0 million at June 30, 2017, compared to $210.2 million at December 31, 2016. Annualized return on equity was 13.5% for the first half of 2017, down from 18.6% for the first half of 2016, primarily as a result of the net proceeds received from the initial public offering.

Summary of Operating Results
The Company’s operating results for the three and six months ended June 30, 2017 and 2016 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	($ in thousands)
Gross written premiums	$57,753	$50,107	$110,615	$93,189
Ceded written premiums	(7,980)	(14,446)	(16,680)	(9,733)
Net written premiums	$49,773	$35,661	$93,935	$83,456

Net earned premiums	$43,052	$31,783	$83,485	$62,380
Losses and loss adjustment expenses	21,859	17,456	43,966	35,577
Underwriting, acquisition and insurance expenses	10,492	6,481	21,786	12,729
Underwriting income (1)	$10,701	$7,846	$17,733	$14,074

Loss ratio	50.8%	54.9%	52.7%	57.0%
Expense ratio	24.4%	20.4%	26.1%	20.4%
Combined ratio	75.2%	75.3%	78.8%	77.4%

Annualized return on equity (2)	15.4%	19.3%	13.5%	18.6%

The following tables summarize the effect of the MLQS for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$57,753	$—	$57,753	$50,107	$—	$50,107
Ceded written premiums	(7,980)	—	(7,980)	(14,446)	(6,363)	(8,083)
Net written premiums	$49,773	$—	$49,773	$35,661	$(6,363)	$42,024

Net earned premiums	$43,052	$—	$43,052	$31,783	$(5,692)	$37,475
Losses and loss adjustment expenses:
Current accident year	(25,691)	—	(25,691)	(20,140)	3,147	(23,287)
Development on prior accident years	3,832	—	3,832	2,684	(762)	3,446
Total losses and loss adjustment expenses	(21,859)	—	(21,859)	(17,456)	2,385	(19,841)
Underwriting, acquisition and insurance expenses	(10,492)	—	(10,492)	(6,481)	3,080	(9,561)
Underwriting income (1)	$10,701	$—	$10,701	$7,846	$(227)	$8,073

Loss ratio	50.8%	—%	—	54.9%	41.9%	—
Expense ratio	24.4%	—%	—	20.4%	54.1%	—
Combined ratio	75.2%	—%	—	75.3%	96.0%	—

Adjusted loss ratio (3)	—	—	50.8%	—	—	52.9%
Adjusted expense ratio (3)	—	—	24.4%	—	—	25.5%
Adjusted combined ratio (3)	—	—	75.2%	—	—	78.4%

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$110,615	$—	$110,615	$93,189	$—	$93,189
Ceded written premiums	(16,680)	—	(16,680)	(9,733)	5,226	(14,959)
Net written premiums	$93,935	$—	$93,935	$83,456	$5,226	$78,230

Net earned premiums	$83,485	$—	$83,485	$62,380	$(11,124)	$73,504
Losses and loss adjustment expenses:
Current accident year	(52,902)	—	(52,902)	(40,984)	6,363	(47,347)
Development on prior accident years	8,936	—	8,936	5,407	(2,168)	7,575
Total losses and loss adjustment expenses	(43,966)	—	(43,966)	(35,577)	4,195	(39,772)
Underwriting, acquisition and insurance expenses	(21,786)	—	(21,786)	(12,729)	6,485	(19,214)
Underwriting income (1)	$17,733	$—	$17,733	$14,074	$(444)	$14,518

Loss ratio	52.7%	—%	—	57.0%	37.7%	—
Expense ratio	26.1%	—%	—	20.4%	58.3%	—
Combined ratio	78.8%	—%	—	77.4%	96.0%	—

Adjusted loss ratio (3)	—	—	52.7%	—	—	54.1%
Adjusted expense ratio (3)	—	—	26.1%	—	—	26.1%
Adjusted combined ratio (3)	—	—	78.8%	—	—	80.2%
(1) Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2) Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(3) Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. See discussion of "Non-GAAP Financial Measures" below.

Non-GAAP Financial Measures
Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating the Company's underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of the Company's insurance operations and is derived by subtracting losses and loss adjustment expenses and underwriting, acquisition and insurance expenses from net earned premiums. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

Net income for the three and six months ended June 30, 2017 and 2016, reconciles to underwriting income as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Net income	$8,495	$6,057	$14,776	$11,314
Income tax expense	4,260	3,196	7,265	5,828
Other expenses	402	486	402	946
Net investment income	(2,432)	(1,819)	(4,718)	(3,495)
Net realized investment (gains) losses	(24)	4	8	(383)
Other income	—	(78)	—	(136)
Underwriting income	$10,701	$7,846	$17,733	$14,074
Adjusted Loss and Expense Ratios
Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. The Company defines its adjusted loss ratio, adjusted expense ratio and adjusted combined ratio as each of its loss ratio, expense ratio and combined ratio, respectively, excluding the effects of the MLQS. The Company uses these adjusted ratios as internal performance measures in the management of its operations because the Company believes they give management and other users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. The Company's adjusted loss ratio, adjusted expense ratio and adjusted combined ratio should not be viewed as substitutes for its loss ratio, expense ratio and combined ratio, respectively, which are presented in accordance with GAAP.
Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, August 4, 2017, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 56235581, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on October 4, 2017.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its E&S insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.

Contact

Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	(in thousands, except per share data)
Gross written premiums	$57,753	$50,107	$110,615	$93,189
Ceded written premiums	(7,980)	(14,446)	(16,680)	(9,733)
Net written premiums	49,773	35,661	93,935	83,456
Change in unearned premiums	(6,721)	(3,878)	(10,450)	(21,076)
Net earned premiums	43,052	31,783	83,485	62,380

Net investment income	2,432	1,819	4,718	3,495
Net realized investment gains (losses)	24	(4)	(8)	383
Other income	—	78	—	136
Total revenues	45,508	33,676	88,195	66,394

Expenses
Losses and loss adjustment expenses	21,859	17,456	43,966	35,577
Underwriting, acquisition and insurance expenses	10,492	6,481	21,786	12,729
Other expenses	402	486	402	946
Total expenses	32,753	24,423	66,154	49,252
Income before income taxes	12,755	9,253	22,041	17,142
Total income tax expense	4,260	3,196	7,265	5,828
Net income	8,495	6,057	14,776	11,314

Other comprehensive income
Change in unrealized gains on investments, net of taxes	2,174	2,890	3,247	5,016
Total comprehensive income	$10,669	$8,947	$18,023	$16,330

Earnings per share - basic:
Common stock	$0.41	$—	$0.70	$—
Common stock - Class A	$—	$0.42	$—	$0.79
Common stock - Class B	$—	$0.19	$—	$0.26

Earnings per share - diluted:
Common stock	$0.40	$—	$0.69	$—
Common stock - Class A	$—	$0.42	$—	$0.79
Common stock - Class B	$—	$0.18	$—	$0.25

Weighted-average shares outstanding - basic:
Common stock	20,969	—	20,969	—
Common stock - Class A	—	13,803	—	13,803
Common stock - Class B	—	1,583	—	1,557

Weighted-average shares outstanding - diluted:
Common stock	21,457	—	21,425	—
Common stock - Class A	—	13,803	—	13,803
Common stock - Class B	—	1,666	—	1,650

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
Assets	(in thousands)
Investments:
Fixed maturity securities available-for-sale	$390,678	$411,223
Equity securities available-for-sale	26,173	18,374
Short-term investments	14,481	—
Total investments	431,332	429,597

Cash and cash equivalents	93,430	50,752
Investment income due and accrued	2,522	2,293
Premiums receivable, net	19,043	16,984
Receivable from reinsurers	—	8,567
Reinsurance recoverable	39,742	70,317
Ceded unearned premiums	13,911	13,512
Deferred policy acquisition costs, net of ceding commissions	11,578	10,150
Intangible assets	3,538	3,538
Deferred income tax asset, net	6,210	6,605
Other assets	1,660	2,074
Total assets	$622,966	$614,389

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$284,428	$264,801
Unearned premiums	100,193	89,344
Payable to reinsurers	3,246	4,090
Funds held for reinsurers	—	36,497
Accounts payable and accrued expenses	4,986	8,752
Other	4,068	691
Total liabilities	396,921	404,175

Stockholders' equity	226,045	210,214
Total liabilities and stockholders' equity	$622,966	$614,389